                            MODERN WOODMEN OF AMERICA

         HOME OFFICE                     VARIABLE PRODUCT ADMINISTRATIVE CENTER
         1701 1ST AVENUE                 P.O. BOX 9284
         ROCK ISLAND, IL  61201          DES MOINES, IA  50306-9284


                         VARIABLE SUPPLEMENTAL CONTRACT

Modern Woodmen of America will pay the benefits of this Supplemental Contract to the payee(s) named below upon the terms and conditions set forth. This contract supplements the Modern Woodmen of America Variable Annuity Certificate identified below. Unless otherwise stated, terms used in this Supplemental Contract have the same meaning as when used in that Certificate.

This contract, the latest subaccount application form and the Variable Annuity Certificate describe your rights and privileges under this Supplemental Contract. If there are any inconsistencies between this Supplemental Contract and the Variable Annuity Certificate, the provisions of this Supplemental Contract govern.

                                  CONTRACT DATA

Variable Annuity Certificate No.:   [8500002]

Supplemental Contract No.: [8500002]        Effective Date:   [May 7, 2002]

Payee(s):                                   Age:                       Sex:
                  [Mary Beth Woodmen]       [72]                       [Female]

Secondary Payee(s):                         Relationship to Payee:
                  [Betty Sue Woodmen                 [Daughter
                  Billy Bob Woodmen]                 Son]

Settlement Option:                          [The payee has requested  payment
                                            under Variable Settlement Option A,
                                            Life Income with Guaranteed Period.
                                            In accordance with this option,
                                            monthly income payments will be
                                            made during the guaranteed period
                                            and will continue thereafter during
                                            the lifetime of the payee.]

Amount of Proceeds:   [$500,230]            Guaranteed Period:        [10 years]

Amount of First Payment:   [$623.12]        Date of First Payment:[June 7, 2002]

Frequency of Payments:     [Monthly]        Minimum Number of Payments:    [120]

                                       Or

                                  CONTRACT DATA

Variable Annuity Certificate No.:   [8500002]

Supplemental Contract No.: [8500002]      Effective Date:   [May 7, 2002]

Payee(s):                                 Age:              Sex:
                  [Mary Beth Woodmen      [72]                    [Female]
                  Billy Bob Woodmen]      [53]                    [Male]

Secondary Payee(s):                       Relationship to Payee:
                  [Not applicable]        [Not applicable]

Settlement Option:                        [The payees have requested payment
                                          under Variable Settlement Option B,
                                          Joint and Survivor Life Income with
                                          no guaranteed period.  In accordance
                                          with this option, monthly income
                                          payments will be made jointly to the
                                          two payees and, following a payee's
                                          death, will continue to the survivor
                                          during the remaining lifetime of the
                                          survivor.]

Amount of Proceeds:        [$500,230]     Guaranteed Period:    [None]

Amount of First Payment:   [$623.12]      Date of First Payment: [June 7, 2002]

Frequency of Payments:     [Monthly]      Minimum Number of Payments:   [None]

                               INVESTMENT OPTIONS

The Separate Account is the Modern Woodmen of America Variable Annuity Account. This is the same variable account and is subject to the same provisions as described in the Variable Annuity Certificate.

On the date the proceeds are applied to a variable settlement option, they are allocated to the subaccounts according to the percentages specified in the attached subaccount application form. The payee(s) may change subaccount allocations by providing a written request signed by each payee. No portion of the proceeds under this variable supplemental contract may be allocated to the Declared Interest Option described in the Variable Annuity Certificate.

                                    PAYMENTS

THESE PAYMENTS ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. The first payment is tendered herewith. Future payments will be payable on the same day of the month in accordance with the payment frequency selected. The amount of each payment after the first will vary depending on the investment performance of the underlying subaccounts chosen. As defined in the Modern Woodmen of America Variable Annuity Certificate, subsequent payments will be equal to the sum, for each subaccount, of the number of annuity units times the applicable annuity unit value as of the end of the valuation period on the payment date.

If the chosen settlement option guarantees a minimum number of payments and the payee dies before receiving that minimum number of payments, the remaining unpaid payments of that minimum number may be commuted to a lump sum at 5% interest per year and paid to the secondary payee(s) if living, otherwise, to the payee's estate. Settlement options that do not guarantee a minimum number of payments cannot be commuted.

THE PAYEE MAY NOT CHANGE THE SETTLEMENT OPTION OR ANY GUARANTEED PERIOD, COMMUTE REMAINING PAYMENTS TO A LUMP SUM (EXCEPT FOR THE REMAINING PAYMENTS OF ANY GUARANTEED PERIOD), OR MAKE WITHDRAWALS AT ANY TIME.

No assignment of this supplemental contract or the payments can be made.

Signed for and on behalf of Modern Woodmen of America at Rock Island, Illinois on the date shown above.




J.V. STANDAERT
National Secretary